UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2018

Genesee & Wyoming Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 West Avenue, Darien, Connecticut		06820
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-202-8900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation, Retirement of Directors.

In accordance with Genesee & Wyoming Inc.’s (the “Company”) previous announcement on April 3, 2018, Messrs. Richard Allert and Hans Michael Norkus retired from the Company’s Board of Directors (the “Board”) effective May 23, 2018.

(d) Compensatory Arrangements of Certain Officers

On May 23, 2018, the stockholders of Genesee & Wyoming Inc. (the “Company”) approved the Fourth Amended and Restated 2004 Omnibus Incentive Plan (the “Omnibus Plan”) at the Company’s annual meeting of stockholders. The Omnibus Plan became effective as of the date of such stockholders’ approval. A description of the Omnibus Plan is set forth in the Company’s proxy statement, dated April 9, 2018, for its 2018 annual meeting of stockholders (the “Proxy Statement”) under “Proposal Two: Adoption of our Fourth Amended and Restated 2004 Omnibus Incentive Plan” starting at page 59, which is incorporated herein by reference. The description is qualified in its entirety by reference to a copy of the Omnibus Plan attached to the Proxy Statement as Annex I, which is also attached hereto as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) The Company’s 2018 annual meeting of stockholders was held on May 23, 2018.

(b) The Company’s stockholders considered five proposals, each of which is described in more detail in the Proxy Statement. As set forth in the Proxy Statement, there were 61,229,743 shares of Class A common stock and 701,138 shares of Class B common stock outstanding as of the close of business on the record date. A total of 58,240,021 shares of Class A common stock, or 95%, were present in person or by proxy at the annual meeting. A total of 701,138 shares of Class B common stock, or 100%, were present in person or by proxy at the annual meeting. The holders of the Company’s Class A common stock are entitled to one vote for each share of Class A common stock held, and the holders of the Company’s Class B common stock are entitled to ten votes for each share of Class B common stock held. The final voting results for each matter submitted to a vote of stockholders at the annual meeting are as follows:

Proposal 1: Election of Directors. The stockholders voted to elect the following individuals as directors of the Company, each for a three-year term expiring in 2021, or until their successors have been duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ann N. Reese	61,707,405	610,567	2,933,431

Bruce J. Carter	62,046,249	271,723	2,933,431

Cynthia L. Hostetler	62,039,426	278,546	2,933,431

Directors whose terms of office continued after the annual meeting are: Richard H. Bott, Oivind Lorentzen III, Mark A. Scudder, John C. Hellmann, Albert J. Neupaver, Joseph H. Pyne and Hunter C. Smith.

Proposal 2: Adoption of our Fourth Amended and Restated 2004 Omnibus Incentive Plan. The stockholders approved adoption of the Company’s Omnibus Plan as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,618,264	1,622,464	77,244	2,933,431

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation. The stockholders approved, on a non-binding, advisory basis, the compensation of our named executive officers as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,846,299	3,417,903	53,770	2,933,431

Proposal 4: Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm. The stockholders voted to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 as follows:

Votes For	Votes Against	Abstentions
64,978,064	243,366	29,973

Proposal 5: Stockholder Proposal Requesting Greenhouse Gas Emission Goals. The stockholders approved a non-binding stockholder proposal seeking the adoption of time bound, quantitative, company-wide goals for reducing greenhouse gas emissions as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,861,317	25,299,145	3,157,509	2,933,431

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Exhibit Index

Exhibit No.	Description

10.1	Fourth Amended and Restated 2004 Omnibus Incentive Plan
99.1	The section entitled “Proposal Two: Adoption of our Fourth Amended and Restated 2004 Omnibus Incentive Plan” starting at page 59 of the Company’s Definitive Proxy Statement on Schedule 14A dated April 9, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

May 25, 2018	By:	/s/ Allison M. Fergus

Name: Allison M. Fergus
Title: General Counsel and Secretary

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